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Exhibit 5.1

December 8, 2017

Leap Therapeutics, Inc.
47 Thorndike Street, Suite B1-1
Cambridge, MA 02141

Re:    Leap Therapeutics, Inc., Registration Statement on Form S-3

Ladies and Gentlemen:

        We have acted as counsel for Leap Therapeutics, Inc., a Delaware corporation (the "Company"), in connection with the registration statement on Form S-3 (the "Registration Statement") to be filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), on the date hereof. The Registration Statement relates to the offer and sale, from time to time by certain stockholders of the Company identified in the Registration Statement, of up to 3,734,914 shares of our common stock, par value $0.001 per share (the "Common Stock"), which includes (i) 1,867,457 shares (the "Shares") of our Common Stock issued on November 14, 2017 and (ii) an aggregate of 1,867,457 shares of our Common Stock (the "Warrant Shares") issuable upon exercise of common stock purchase warrants issued on November 14, 2017 (the "Warrants") that were sold and issued by the Company in a private placement transaction pursuant to those certain Purchase Agreements, dated as of November 14, 2017, by and between the Company and the purchasers identified therein (the "Purchase Agreement"). This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K.

        In connection with this letter, we have examined originals, or copies certified or otherwise identified to our satisfaction, of (i) the Third Amended and Restated Certificate of Incorporation of the Company (the "Company Charter"), (ii) the Registration Statement, (iii) the Purchase Agreements, (iv) the Warrants and (v) such other corporate documents and records as we deemed appropriate for purposes of the opinions set forth herein.

        We have assumed the genuineness of all signatures, the legal capacity of natural persons, the truth, accuracy and completeness of the information, representations and warranties contained in the instruments, documents, certificates and records we have reviewed, the authenticity of the documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as certified, facsimile or photostatic copies, and the authenticity of the originals of all documents submitted to us as copies.

        We have also assumed that (i) the Registration Statement and any amendments thereto will have become effective and comply with all applicable laws and no stop order suspending the Registration Statement's effectiveness will have been issued and remain in effect, in each case, at the time the Shares and the Warrant Shares are offered and sold as contemplated by the Registration Statement and (ii) all Shares and the Warrant Shares will be offered and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the applicable prospectus supplement.

Leap Therapeutics, Inc.
December 8, 2017

        Based on the foregoing, we are of the opinion that (i) the Shares and the Warrant Shares have been duly authorized and reserved for issuance by the Company and (ii) the Shares are, and the Warrant Shares, when issued upon exercise of the Warrants, will be validly issued, fully paid and nonassessable.

        Our opinion expressed above is subject to the following limitations, exceptions, qualifications and assumptions.

        The opinion expressed herein is limited to the Delaware General Corporation Law and reported judicial decisions applicable thereto and we express no opinion as to laws of any other jurisdiction.

        This letter is effective only as of the date hereof. We do not assume responsibility for updating this letter as of any date subsequent to its date, and we assume no responsibility for advising you of any changes with respect to any matters described in this letter that may occur, or facts that may come to our attention, subsequent to the date hereof.

        We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to us under the caption "Legal Matters" in the prospectus included in the Registration Statement. In giving such consent, we do not hereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the Commission thereunder.

Very truly yours,

/s/ Morgan, Lewis & Bockius LLP

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  Exhibit 5.1